Exhibit 10(t)(iii)

SECOND AMENDMENT OF

THE PITTSTON COMPANY

EMPLOYEE WELFARE BENEFIT TRUST

This  SECOND AMENDMENT, dated as of September 30, 2003, is entered into  by  THE  BRINK’S COMPANY, a Virginia corporation, formerly The Pittston Company (hereinafter, the “Sponsor”).

WITNESSETH:

WHEREAS, the Sponsor and FLEETBOSTON BANK (the “Trustee”) are parties to The Pittston Company Employee Welfare Benefit Trust which was effective on August 2, 1999 and was amended on November 1, 2001 (the “Trust”);

WHEREAS, Section 8.1of the Trust Agreement authorizes the Sponsor to amend the Trust Agreement, and provides that the Sponsor shall promptly provide a copy of any such amendment to the Trustee;

WHEREAS, the Sponsor’s shareholders approved the change of the Sponsor’s name from The Pittston Company to The Brink’s Company, effective May 5, 2003;

WHEREAS, the Sponsor’s Board of Directors authorized and directed the Sponsor’s officers to amend all relevant documents to reflect the name change; and

WHEREAS, the undersigned officers of the Sponsor, all of whom serve as members of the Administrative Committee of the Trust, desire to amend the Trust Agreement to reflect the Sponsor’s name change.

NOW, THEREFORE, in consideration of the foregoing, the Trust Agreement shall be amended as follows:

The name of the Trust shall be “The Brink’s Company Employee Welfare Benefit Trust,” and any references in the Trust Agreement to “The Pittston Company” shall be replaced with “The Brink’s Company.”

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed and attested.

ATTEST:	By:	/s/ Robert T. Ritter
Robert T. Ritter

/s/ Tracy R. Foard	Date:	10/13/03

ATTEST:	By:	/s/ Austin F. Reed
Austin F. Reed

/s/ M. Marshall	Date:	10/13/03

ATTEST:	By:	/s/ F. T. Lennon
Frank T. Lennon

/s/ Dorothy S. Hayward	Date:	10/13/03

ATTEST:	By:	/s/ James B. Hartough
James B. Hartough

/s/ Barbara Sutphin	Date:	10/13/03